EXHIBIT 99.1

FOR IMMEDIATE RELEASE

iVillage Reports Third Quarter 2005 Financial Results

Year-over-Year Revenue Increased 35%

Third Quarter iVillage.com Revenue Up Approximately 80% Year-over-Year

NEW YORK—November 8, 2005—iVillage Inc. (NASDAQ: IVIL), The Internet For WomenTM, a leading women’s media company, the number one source for women’s content and community online, and operator of a top ten online health property, today announced financial results for the third quarter ended September 30, 2005.

Third quarter 2005 revenue totaled $22.6 million, a 35% increase when compared to revenues of $16.7 million for the same period one year ago.  iVillage.com revenue for the third quarter of 2005 increased approximately 80% compared to third quarter of 2004(1).

iVillage reported third quarter 2005 net income of $2.2 million, or $0.03 per share, compared to net income of $1.1 million, or $0.02 per share, in the third quarter of 2004.

iVillage reported Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)(1) of $4.2 million for the third quarter of 2005 compared to $2.0 million for the third quarter 2004.

At the end of the third quarter 2005, iVillage had $53.3 million in cash and cash equivalents on its balance sheet.  The Company continues to carry no debt.

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc., said, “Our record quarterly revenue performance reflects our success in positioning iVillage as a premium online advertising destination, as well as the contributions of the companies and assets we acquired earlier this year.  As online advertising continues to attract a growing share of ad dollars our highly desirable audience is becoming more valuable to major advertisers.  Our blue chip consumer and healthcare clients are making bigger commitments to us at better rates, providing us strong momentum going into 2006.  Furthermore, our new growth and value drivers, including our enhanced healthcare and multimedia offerings, position us well to capture a greater portion of increasing online ad dollars.”

Business Outlook

For the fourth quarter of 2005, iVillage expects to generate revenues between $26.1 million and $29.1 million. The Company currently anticipates reporting EBITDA between $11.1 million and $12.1 million for the fourth quarter 2005. Additionally, in the fourth quarter 2005, iVillage expects to report net income of between $8.4 million and $9.4 million.

For full-year 2005, iVillage is raising its revenue guidance to between $87.0 million and $90.0 million and is reiterating its EBITDA outlook of between $17.0 million and $18.0 million. Also as previously announced, iVillage expects to report net income for 2005 between $9.0 million and $10.0 million.

iVillage does not undertake any obligation to update its financial outlook, but reserves the right to do so at any time for any reason.

Advertising & Sponsorship Highlights

•                    During the third quarter 2005, iVillage entered into a distribution agreement with Yahoo! Search Marketing, formerly known as Overture Services. The agreement, which went into effect on September 1, 2005, brings Yahoo!’s comprehensive suite of sponsored search, Content MatchTM and Yahoo! Search products to iVillage visitors.

•                    Through its recent healthcare initiatives, iVillage in the third quarter of 2005 continued to gain commitments from major pharmaceutical and healthcare companies, including Johnson & Johnson, Aventis and Pfizer.

•                    Blue-chip consumer advertisers, including Procter & Gamble, Unilever, General Mills and Quaker Oats, also continued to make commitments to iVillage by adding new brands and campaigns.

•                    iVillage continues to execute its strategy to develop and distribute compelling original multimedia and video features to attract relevant advertisers.  The Company has completed five audio slideshows, two multimedia features and six original videos and is currently working on a new online vignette series featuring television veteran Dr. Bob Berkowitz.

Metrics

•                    According to comScore Media Metrix, iVillage delivered approximately 15.6 million unique monthly visitors and the iVillage Network was the 39th most visited Web site in the U.S. in October 2005.  According to the same report, iVillage reaches approximately 9% of the total U.S. online population and nearly 12% of women 18+ online.  Visitors return more than 2 times per month on average.

•                    Also according to the comScore Media Metrix October 2005 report, iVillage is the #1 women’s community site, the #5 community site overall and, when combined, the iVillage

•                    Year-over-year third quarter core iVillage page views increased by approximately 9%, which excludes two affiliate contracts the Company discontinued in 2005. iVillage delivered approximately 368 million average monthly page views for the third quarter of 2005, or relatively level when compared to the same period a year ago, which included the two aforementioned affiliate agreements.

health properties rank 5th among the most visited commercial health web properties and 8th among the overall most visited health web properties.

Conference Call

iVillage will hold a conference call to discuss its third quarter 2005 financial results today at 5:00 PM (EST).  The conference call will be broadcast live on the Internet and will be available on iVillage’s Investor Relations Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com.  A replay of the conference call will be available on the iVillage Investor Relations Web site approximately one hour after the call ends on Tuesday, November 8, 2005 until 6:00 PM (EST) on Tuesday, November 15, 2005.  A transcript of the conference call will be available on the iVillage Investor Relations Web site thereafter.

About iVillage Inc.

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features.  iVillage Inc. (NASDAQ: IVIL) was established in 1995 and is headquartered in New York City.

Average monthly page views for iVillage.com and its affiliate Web sites (“The iVillage Network”) totaled 368 million for the quarter ended September 30, 2005.  In September 2005, according to comScore Media Metrix, The iVillage Network ranked 48th among the top 100 Web and Digital Media properties with approximately 13.3 million unique visitors in the United States and had an average reach of approximately 8% of the total online population and nearly 10% of women 18+ online.  Also, according to the same report, The iVillage Network was the number one “women’s community site” and the number four “community site” overall on the Web.

For more information about iVillage, visit www.ivillage.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

iVillage Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage’s business, operations and financial condition. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage’s control. In addition to those risks discussed in iVillage’s other press releases, public filings and statements by iVillage’s management, factors that may cause iVillage’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage’s business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage’s business and financial condition, (v) iVillage’s ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage’s ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage’s major customers, (viii) the effect of seasonal fluctuations in traditional online advertising purchasing patterns on iVillage’s results of operations and (ix) the impact of pending litigation on iVillage’s business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACTS:
iVillage Inc.	The Abernathy MacGregor Group
Carl Fischer	Carina Davidson or Eliza Johnson
212.600.6502	212.371.5999
cfischer@mail.ivillage.com	ccd@abmac.com / edj@abmac.com

(1) Please see the attached financial tables for a reconciliation of iVillage.com revenue.

(2) To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”) in the United States, iVillage uses non-GAAP measures of operating results and net income, such as EBITDA (defined by iVillage as Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance individuals’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, iVillage believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that are not indicative of the Company’s core operating results. In addition, since iVillage has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods, as well as for executive compensation. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Please refer to iVillage’s unaudited consolidated financial statements accompanying this press release for a reconciliation of any non-GAAP financial measures included in this press release to the corresponding GAAP financial measures. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

iVillage Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Revenues	$22,596	$16,698	$60,950	$48,703

Operating expenses:
Editorial, product development and technology	8,285	7,740	25,445	22,264
Sales and marketing	6,604	4,562	19,541	13,670
General and administrative	3,535	2,440	10,096	8,233
Depreciation and amortization	2,398	1,140	6,513	4,897

Total operating expenses	20,822	15,882	61,595	49,064

Income (loss) from operations	1,774	816	(645)	(361)

Interest income, net	399	236	1,109	304
Other income, net	52	11	68	97
Gain on sale of joint venture interest	—	76	101	319

Net income	$2,225	$1,139	$633	$359

Basic net income per share	$0.03	$0.02	$0.01	$0.01

Diluted net income per share	$0.03	$0.02	$0.01	$0.01

Weighted-average shares of common stock outstanding used in computing basic net income per share	72,427	70,891	72,197	62,834

Weighted-average shares of common stock outstanding used in computing diluted net income per share	76,586	75,230	76,346	67,902

iVillage Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2005	2004
ASSETS:

Current assets:
Cash and cash equivalents	$53,339	$83,046
Accounts receivable, net	16,147	9,708
Prepaid rent	318	318
Other current assets	4,206	3,740
Total current assets	74,010	96,812

Fixed assets, net	11,584	8,381
Goodwill and intangible assets, net	61,158	32,073
Prepaid rent, net of current portion	3,090	3,203
Other assets	102	79
Total assets	$149,944	$140,548

LIABILITIES and STOCKHOLDERS’ EQUITY:

Current liabilities:
Accounts payable and accrued expenses	$11,608	$10,142
Deferred revenue	6,044	2,080
Other liabilities	168	168
Total current liabilities	17,820	12,390

Deferred rent, net of current portion	1,232	1,339
Total liabilities	19,052	13,729

Commitments and contingencies

Stockholders’ equity	130,892	126,819
Total liabilities and stockholders’ equity	$149,944	$140,548

iVillage Inc. and Subsidiaries

Quarterly Income Statement

($ in Million except for per share amounts)

(Unaudited)

	Mar-04	Jun-04	Sep-04	Dec-04	FY 04	Mar-05	Jun-05	Sep-05
Revenue	$15.507	$16.498	$16.698	$18.200	$66.903	$17.274	$21.080	$22.596
Growth q-q	-2%	6%	1%	9%		-5%	22%	7%
Growth Y/y	23%	25%	23%	15%	21%	11%	28%	35%

Editorial, product development & technology	7.511	7.013	7.740	6.639	28.903	8.239	8.921	8.285
% of Revenues	48%	43%	46%	36%	43%	48%	42%	37%
Sales and marketing	4.385	4.723	4.562	5.352	19.022	5.936	7.001	6.604
% of Revenues	28%	29%	27%	29%	28%	34%	33%	29%
General and administrative	2.908	2.885	2.440	2.994	11.227	2.989	3.572	3.535
% of Revenues	19%	17%	15%	16%	17%	17%	17%	16%
Depreciation and amortization	1.804	1.953	1.140	1.114	6.011	1.804	2.311	2.398
% of Revenues	12%	12%	7%	6%	9%	10%	11%	11%
Total operating expenses	16.608	16.574	15.882	16.099	65.163	18.968	21.805	$20.822
% of Revenues	107%	100%	95%	88%	97%	110%	103%	92%

(Loss) income from operations	(1.101)	(0.076)	0.816	2.101	1.740	(1.694)	(0.725)	1.774

Interest income, net	0.018	0.050	0.236	0.338	0.642	0.352	0.358	0.399
Other income, net	0.052	0.034	0.011	0.110	0.207	—	0.016	0.052
Gain on sale of joint venture interest	0.167	0.076	0.076	0.076	0.395	0.076	0.025	—
Provision for income taxes	—	—	—	(0.307)	(0.307)	—	—	—
(Loss) income from continuing operations	(0.864)	0.084	1.139	2.318	2.677	(1.266)	(0.326)	2.225
Discontinued operations	—	—	—	0.069	0.069	—	—	—

Net (loss) income	$(0.864)	$0.084	$1.139	$2.387	$2.746	$(1.266)	$(0.326)	2.225

Basic and diluted (per share data):

(Loss) income from continuing operations	$(0.01)	$0.00	$0.02	$0.03	$0.04	$(0.02)	$(0.00)	$0.03
Income from discontinued operations	—	—	—	0.00	0.00	—	—	—

Net (loss) income	$(0.01)	$0.00	$0.02	$0.03	$0.04	$(0.02)	$(0.00)	$0.03

Weighted average shares of common stock outstanding - basic	58.4	59.1	70.9	71.7	65.1	71.9	72.2	72.4
Weighted average shares of common stock outstanding - diluted	58.4	64.4	75.2	75.8	69.9	71.9	72.2	76.6

Additional Financial Information
Revenue from barter	0.844	1.119	1.204	1.363	4.530	1.680	1.606	1.232
% of Revenues	5%	7%	7%	7%	7%	10%	8%	5%

iVillage Inc. and Subsidiaries

Supplemental Financial Data

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
EBITDA reconciliation:
Net income	$2,225	$1,139	$633	$359
Addback: Depreciation and amortization	2,398	1,140	6,513	4,897
Interest income, net	(399)	(236)	(1,109)	(304)
Other income, net	(52)	(11)	(68)	(97)
Gain on sale of joint venture interest	—	(76)	(101)	(319)
EBITDA	$4,172	$1,956	$5,868	$4,536

Revenues by property:
iVillage.com (1)	$17,074	$9,524	$45,173	$27,857
Astrology.com	1,294	908	3,615	2,536
IVPN	3,348	5,351	9,859	15,741
PAG	880	915	2,303	2,569
Total revenues	$22,596	$16,698	$60,950	$48,703

iVillage.com organic revenue growth excluding recent acquisitions and Hearst advertising legacy deal:
iVillage.com (1)	$17,074	$9,524	$45,173	$27,857
Less: Recent acquisitions	(5,117)	—	(10,479)	—
Hearst advertising legacy deal	—	—	—	(1,443)
iVillage.com (1) organic revenue growth excluding recent acquisitions and Hearst advertising legacy deal	$11,957	$9,524	$34,694	$26,414
iVillage.com (1) organic revenue growth % excluding recent acquisitions and Hearst advertising legacy deal	26%		31%

iVillage.com (1) sponsorship and advertising revenue growth excluding recent acquisitions and Hearst advertising legacy deal:
iVillage.com (1)	$17,074	$9,524	$45,173	$27,857
Less: Non-sponsorship and advertising revenue and barter revenue	(3,856)	(3,818)	(12,904)	(10,560)
Hearst advertising legacy deal	—	—	—	(1,443)
iVillage.com (1) sponsorship and advertising revenue growth excluding Hearst advertising legacy deal	13,218	5,706	32,269	15,854
Less: Sponsorship and advertising revenue from recent acquisitions	(4,978)	—	(10,107)	—
iVillage.com (1) sponsorship and advertising revenue growth excluding recent acquisitions and Hearst advertising legacy deal	$8,240	$5,706	$22,162	$15,854
iVillage.com (1) sponsorship and advertising revenue growth % excluding Hearst advertising legacy deal	132%		104%
iVillage.com (1) sponsorship and advertising revenue growth % excluding recent acquisitions and Hearst advertising legacy deal	44%		40%

Total revenues excluding recent acquisitions and legacy deals:
Total revenues	$22,596	$16,698	$60,950	$48,703
Less: Recent acquisitions	(5,117)	—	(10,479)	—
Hearst advertising legacy deal	—	—	—	(1,443)
Wal-Mart US legacy deal	—	(1,802)	—	(4,812)
Total revenues excluding recent acquisitions and legacy deals	$17,479	$14,896	$50,471	$42,448
Total revenues excluding recent acquisitions and legacy deals growth %	17%		19%

(1) Included in iVillage.com revenues are iVillage.com, Healthology, Inc., HealthCentersOnline, Inc., iVillage Limited, Promotions.com, Substance.com, Women.com and GardenWeb properties and gURL.com, iVillage Consulting and iVillage Solutions divisions.

iVillage Inc. and Subsidiaries

Quarterly Supplemental Financial Data

($ in Million except for per share amounts)

(Unaudited)

	Mar-04	Jun-04	Sep-04	Dec-04	FY 04	Mar-05	Jun-05	Sep-05
EBITDA reconciliation:
Net (loss) income	$(0.864)	$0.084	$1.139	$2.387	$2.746	$(1.266)	$(0.326)	$2.225
Addback: Depreciation and amortization	1.804	1.953	1.140	1.114	6.011	1.804	2.311	2.398
Interest income, net	(0.018)	(0.050)	(0.236)	(0.338)	(0.642)	(0.352)	(0.358)	(0.399)
Other income, net	(0.052)	(0.034)	(0.011)	(0.110)	(0.207)	—	(0.016)	(0.052)
Gain on sale of joint venture interest	(0.167)	(0.076)	(0.076)	(0.076)	(0.395)	(0.076)	(0.025)	—
Provision for income taxes	—	—	—	0.307	0.307	—	—	—
Discontinued operations	—	—	—	(0.069)	(0.069)	—	—	—
EBITDA	$0.703	$1.877	$1.956	3.215	$7.751	0.110	1.586	4.172